AMTECH SYSTEMS, INC.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
AS AMENDED EFFECTIVE MAY 8, 2014

Purposes of the Plan

The purposes of this Plan are to attract and retain the best available individuals to serve as non-employee members of the Board of Directors of Amtech Systems, Inc. (the "Company"), to reward such directors for their contributions to the profitable growth of the Company, and to maximize the identity of interest between such directors and stockholders generally. The Plan is intended to fall within an exception to coverage under Section 409A of the Internal Revenue Code.

1. Definitions. As used herein, the following definitions shall apply:

a. "Board" shall mean the Board of Directors of the Company.

b. "Company" shall mean Amtech Systems, Inc., an Arizona corporation.

c. "Effective Date" shall be the date that the Board of Directors of the Company adopts this Plan.

d. "Eligible Director" shall mean (i) those individuals who are serving as non-employee members of the Board on the Effective Date, or (ii) those individuals who are elected or appointed as non-employee members of the Board after the Effective Date, whether through appointment by the Board or election of the Company's stockholders.

e. "Exercise Price" shall mean, with respect to Shares of Optioned Stock, the Fair Market Value of such Shares on the date of grant of the Option.

f. "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes in accordance with applicable law, including Section 409A of the Internal Revenue Code; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the closing price for a Share reported for the last trading day prior to such date by the NASDAQ Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the NASDAQ Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the NASDAQ Stock Market (or such other stock exchange or quotation system).

g. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

h. "Optioned Stock" shall mean the Stock subject to an Option.

i. "Optionee" shall mean a non-employee director of the Company who has been granted an Option.

j. "Plan" shall mean this Non-Employee Directors Stock Option Plan.

k. "Share" shall mean a share of the Stock.

l. "Stock" shall mean the Common Stock of the Company described in the Certificate of Incorporation of the Company.

m. "Stock Option Agreement" shall mean the written agreement evidencing the grant of an Option.

n. "Trading Day" shall mean a day on which the Fair Market Value of the Stock can be determined.

2. Common Stock Subject to the Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be Five Hundred Thousand (500,000). If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unauthorized Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options. The Company shall use its best efforts to provide that any Stock subject to the Option constitutes, or is equivalent to, “service recipient stock” within the meaning of Internal Revenue Code Section 409A.

3. Option Grants.

a. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the stockholders or appointment of the Board, shall be granted at the time of such initial election or appointment, or on such other date as may be determined by the Board, an Option to purchase 6,000 shares of Stock, or such other number of shares of Stock as may be determined by the Board.

b. On the first business day following the Company’s Annual Meeting of Shareholders each year (the “Annual Grant Date”), beginning with the first business day following the 2005 Annual Meeting of Shareholders, or at such other date as may be determined by the Board, each individual who is at that time an Eligible Director shall be granted an Option under the Plan to purchase an additional 5,000 shares of Stock, or such other number of shares of Stock may be determined by the Board; provided such individual (i) has attended 75% of the meetings of the Board held during the 12-month period immediately preceding the Annual Grant Date, or (ii) if such individual was appointed or elected as a director during such 12-month period, he or she has attended 75% of the meetings of the Board held during his of her term as a director, and (iii) has attended 75% of the meetings of any Committee of the Board to which such individual has been appointed as a member during such 12-month period.

c. The purchase price of Shares subject to an Option shall be the Fair Market Value on the date of grant. Subject to Section 8, the Board shall not permit the repricing of any Option by any method, including by cancellation and reissuance.

d. Each Option granted pursuant to this Plan shall vest and become exercisable according to the following schedule, provided that the Optionee remains an Eligible Director at such vesting date:

Vesting Date	Percentage of Shares Vesting
First Anniversary of Grant	33-1/3%
Second Anniversary of Grant	66-2/3%
Third Anniversary of Grant	100%

(e) Notwithstanding any other provision of this Plan to the contrary, in the event of a departure of a director, due to resignation or otherwise, the Board shall have discretion to grant to such departing director an Option or Options to purchase such number of shares of Stock as the Board may determine and to fix the vesting and exercisability dates with respect thereto in recognition of such departing director’s service on the Board or any Committee thereof.

(f) No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Internal Revenue Code Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares of Stock acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation section 1.83-3(b)).

4. Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on December 21, 1995 (the “Effective Date”) and approved by the shareholders on February 29, 1996. The Board approved certain amendments to the Plan on March 15, 2001 and April 21, 2005. The shareholders approved certain amendments to the Plan on July 8, 2005. Options may be granted under the Plan on and after the Effective Date. No Option may be granted after March 11, 2020; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.

5. Term; Exercise; Rights as a Stockholder.

a. The term of each Option shall be ten (10) years from the date of grant thereof. To the extent vested the Option may be exercised in whole or in part at any time and during the term of the Option. No fractional Shares will be issued upon exercise of the Option and, if the exercise results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the Fair Market Value of the Shares on the date of exercise.

b. An Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of such exercise. Such notice shall be accompanied by full payment for the Shares subject to such exercise.

6. Payment. The Exercise Price shall be paid:

a. In United States dollars in cash or by check payable to the order of the Company; or

b. Subject to the approval of the Board, by delivery of Shares with an aggregate Fair Market Value equal to the Exercise Price; or

c. By any combination of (a) and (b) above.

The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

7. Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution to the limited extent provided herein or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code or the Employee Retirement Income Security Act or the rules thereunder. Except as permitted herein, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

In the event of the Optionee's death, his or her Option shall be exercisable, prior to the expiration of the Option, by the person or persons to whom his or her accrued and vested rights pass by will or by the laws of descent and distribution.

8. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, consolidation, subdivision, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of Shares subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each holder the right to exercise the Option as to all or any part thereof, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option shall be fully exercisable for a period of 30 days from the date of such notice (but not later than the expiration of the term of the Option), and the Option will terminate upon the expiration of such period.

9. Amendment and Termination of the Plan. The Board may amend the Plan from time to time in such respects as the Board may deem advisable or terminate the Plan; provided, however, that amendments to the Plan relating to the amount, price or timing of Option grants shall not be made more than once in any six month period, other than amendments necessary to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, as amended, or the rules thereunder. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

Notwithstanding the foregoing, revisions or amendments that accomplish any of the following shall require approval of the stockholders of the Company, to the extent required by law, rule or regulation:

a. Materially increase the benefits accruing to participants under the Plan;

b. Materially increase the number of Shares which may be issued under the Plan;

c. Materially modify the Plan as to eligibility for participation in the Plan; or

d. Otherwise cause the Plan to lose its exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

10. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market system upon which the Shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or advisable.

Inability of the Company to obtain authority from a regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

11. Termination of Option.

a. Termination as a Director. If an Optionee ceases to be a director, unless such cessation occurs due to death or disability, then the Option shall terminate on the date that is thirty (30) days from the date the Optionee ceases to be a director, or such other date as may be determined by the Board.

b. Disability. Unless otherwise provided in the Stock Option Agreement, in the event an Optionee is unable to continue to be a member of the Board as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), he may exercise the Option at any time within twelve (12) months following the date he ceased to be a director, but only to the extent he was entitled to exercise it on the date he ceased to be a director. To the extent that he was not entitled to exercise the Option on the date he ceased to be a director, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

c. Death. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, but only to the extent that an Optionee was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

12. Option Agreement. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.

13. Miscellaneous Provisions.

a. Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

b. Construction of Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined by the Board in accordance with the laws of the State of Arizona.

c. Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Shares under the Plan after giving the person entitled to receive such Shares notice as far in advance as practical, and the Company may defer making delivery of such Shares if any such tax may be pending unless and until indemnified to its satisfaction. Notwithstanding any other provision of the Plan, the tax treatment of awards under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, any subsidiary or affiliate, the Board, any committee thereof, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by an Optionee, his beneficiary, or other person as a result of the grant, modification, or amendment of an award hereunder or the adoption, modification, amendment, or administration of the Plan.

d. Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.

NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT

EXHIBIT A

AMTECH SYSTEMS, INC.

NON-EMPLOYEE DIRECTORS STOCK OPTION AGREEMENT

BY THIS DIRECTORS STOCK OPTION AGREEMENT (the "Agreement"), AMTECH
SYSTEMS, INC., an Arizona corporation (the "Company"), and the undersigned, a non-employee director of the Company (the "Optionee"), desire to establish the terms and conditions upon which the Company is willing to grant the Optionee, and upon which the Optionee is willing to accept from the Company, an Option to purchase shares of Common Stock from the Company, pursuant to the terms and conditions of the Company's Non-Employee Directors Stock Option Plan (the "Plan").

The Company and the Optionee hereby agree as follows:

1. The Plan. All the terms, conditions and definitions of the Plan are hereby incorporated by reference into this Agreement, as if fully set forth herein.

2. Terms of Grant.

(a) Exercise Price: $____________

(b) Number of Shares Subject to Option: __________ Shares of Common Stock

(c) Grant Date: ______________, _____

DATED: ________________, _____

AMTECH SYSTEMS, INC.

By ______________________________________

Its ______________________________

OPTIONEE:

_________________________________________